Exhibit 99.1

CafePress Reports First Quarter 2012 Financial Results

Net Revenues Increase 24% Year Over Year

Customers and Orders Each Increase 26% Year Over Year

LOUISVILLE, Ky., May 8, 2012 (GLOBE NEWSWIRE) — CafePress Inc. (Nasdaq:PRSS), The World’s Customization EngineTM, today reported financial results for the three months ended March 31, 2012.

“CafePress delivered strong revenue and Adjusted EBITDA growth during the first quarter, clearly pointing to solid demand for our wide selection of customized products. We saw especially strong interest in new merchandise categories, licensed content and 2012 political gear in our marketplace,” said Chief Executive Officer Bob Marino. “Our first quarter results signal a strong 2012 for CafePress. This performance demonstrates that our formula for growth is working and we plan to continue to expand our product base, increase our reach, create new licensing opportunities and grow our international presence.”

First Quarter 2012 Financial Highlights

•	Net revenues totaled $39.9 million, a 24% year-over-year increase.

•	Adjusted EBITDA was $2.8 million, compared to $1.8 million in the first quarter of 2011.

•	Gross profit margin was 42.5% of net revenues, compared to 41.5% in the first quarter of 2011.

•	Non-GAAP operating income (excluding stock based compensation, amortization of intangible assets, and acquisition costs) was $1.4 million, compared to $0.3 million in the first quarter of 2011.

•	GAAP net loss was $(0.5) million (including stock based compensation, amortization of intangible assets, and acquisition costs), compared to $(0.8) million in the first quarter of 2011.

•	GAAP net loss per basic and diluted share was ($0.06), compared to ($0.10) in the first quarter of 2011.

•

At March 31, 2012, cash, cash equivalents, and short term investments totaled $27.7 million. The Company subsequently received $42.6 million in net proceeds in connection with its initial public offering, which closed on April 3, 2012. The impact of the initial public offering is not included in the Company’s financial results for the period ended March 31, 2012.

First Quarter 2012 Operating Metrics

•	Transacting customers totaled 700,000, a 26% year-over-year increase.

•	Orders totaled 839,000, a 26% year-over-year increase.

•	Average order size was $48, a 3% year-over-year decrease.

Recent Operating Highlights

•	Completed an initial public offering of 4,500,000 shares of common stock.

•	Completed the acquisition of substantially all of the assets of LogoSportswear.com, an e-commerce provider of personalized apparel and merchandise for groups and organizations.

•	Launched a number of new e-commerce shops and partnerships including Cartoon Network™, Paramount Pictures™ and Rock The Vote™.

•	Released new base goods in the marketplace, including drinkware by KOR®, pajamas, plush toys and mobile phone cases.

Business Outlook

“We expect to drive strong revenue growth and profitability in 2012, with quarterly results expected to follow typical seasonal patterns for our business. We intend to build on our ability to cost-effectively capture new customers and drive profitability by continuing to improve an already capital efficient business model and manufacturing operation,” said Monica Johnson, Chief Financial Officer.

Second Quarter 2012:

•	Net revenues of $47 million to $50 million.

•	Adjusted EBITDA of $3.5 million to $4.4 million.

•	GAAP net loss of $(0.1) million to net income of $0.4 million.

•	GAAP diluted loss per share of $(0.01) to earnings per share of $0.02.

•	Weighted average diluted shares of approximately 17.7 million.

Full Year 2012:

•	Net revenues of $223 million to $237 million, a year-over-year increase of 27% to 35%.

•	Adjusted EBITDA of $25 million to $28 million.

•	GAAP net income of $6.8 million to $8.3 million.

•	GAAP diluted earnings per share of $0.40 to $0.48.

•	Weighted average diluted shares of approximately 17.2 million.

First Quarter 2012 Conference Call

Management will review the first quarter 2012 financial results and its expectations for the second quarter and full year 2012 on a conference call on Tuesday, May 8, 2012 at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Time). To participate on the live call, analysts and investors should dial 877- 941-1427 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at http://investor.cafepress.com/.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA and non-GAAP operating income. For more information, please see the Company’s Registration Statement filed with the Securities and Exchange Commission on March 28, 2012, which is available on the Securities and Exchange Commission’s Web site at www.sec.gov.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

Notice Regarding Forward Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include all statements regarding the Company’s financial expectations for the first quarter and full year 2012 set forth under the caption “Business Outlook.” The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; intense competition, which could lead to pricing pressure among other effects; our ability to expand our customer base and meet production requirements; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to timely develop new product and service offerings, as well as consumer acceptance of new products and services; our ability to develop additional adjacent lines of business to complement our growth strategies; and unforeseen changes in expense levels. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s Registration Statement filed with the Securities and Exchange Commission on March 28, 2012, which is available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

About CafePress (PRSS):

CafePress is The World’s Customization EngineTM. Launched in 1999, CafePress empowers individuals, groups, businesses and organizations to create, buy and sell customized and personalized products online using the company’s innovative and proprietary print-on-demand services and e-commerce platform. Today, CafePress’ portfolio of e-commerce websites include CafePress.com, CanvasOnDemand.com, GreatBigCanvas.com, Imagekind.com, InvitationBox.com, and LogoSportswear.com.

The CafePress logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12183

CafePress Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Net revenues	$39,881	$32,036
Cost of net revenues	22,938	18,757

Gross Profit	16,943	13,279

Operating expenses:
Sales and marketing	10,161	7,903
Technology and development	2,964	3,447
General and administrative	3,934	2,686
Acquisition-related costs	654	511

Total operating expenses	17,713	14,547

Loss from operations	(770)	(1,268)
Interest income	8	17
Interest expense	(51)	(50)
Other income (expense), net	—	—

Loss before provision for income taxes	(813)	(1,301)
Benefit from income taxes	(269)	(470)

Net loss	($544)	($831)

Net loss per share of common stock:
Basic and diluted	($0.06)	($0.10)

Shares used in computing net loss per share of common stock:
Basic and diluted	8,944	8,638

Stock-based compensation is allocated as follows:

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Cost of revenues	$51	$38
Sales and marketing	155	134
Technology and development	58	93
General and administrative	566	265
Total stock-based compensation expense	$830	$530

CafePress, Inc.

Condensed Consolidated Balance Sheet

(In thousands, except par value amounts)

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,854	$27,900
Short-term investments	6,895	8,437
Accounts receivable	2,678	2,210
Inventory	5,062	6,726
Deferred tax assets	1,842	1,842
Prepaid expenses and other current assets	6,983	5,418

Total current assets	44,314	52,533
Property and equipment, net	12,799	13,303
Goodwill	11,076	11,076
Intangible assets, net	6,072	6,756
Deferred tax assets	2,113	2,115
Other assets	4,854	3,199

TOTAL ASSETS	$81,228	$88,982

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,087	$10,512
Accrued and other current liabilities	14,293	16,706
Deferred revenue	8,110	6,870
Capital lease obligation, current	480	472

Total current liabilities	27,970	34,560
Capital lease obligation, non-current	2,579	2,702
Other long-term liabilities	1,936	3,289

TOTAL LIABILITIES	$32,485	$40,551

Convertible preferred stock $0.0001 par value—12,345 shares authorized, 5,535 shares issued and outstanding as of March 31, 2012 and December 31, 2011; liquidation preference of $17,902 as of March 31, 2012 and December 31, 2011	22,811	22,811

Stockholders’ Equity :
Common stock, $0.0001 par value- 34,815 shares authorized as of March 31, 2012 and December 31, 2011; 8,945 and 8,944 shares issued and outstanding as of March 31, 2012 and December 31, 2011	1	1
Additional paid-in capital	26,976	26,120
Accumulated deficit	(1,045)	(501)

TOTAL STOCKHOLDERS’ EQUITY	$25,932	$25,620

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$81,228	$88,982

CafePress Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	($544)	($831)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,434	1,526
Amortization of intangible assets	684	542
Loss (gain) on disposal of fixed assets	(7)	(210)
Stock-based compensation	830	530
Change in fair value of contingent considerations liability	137	—
Deferred income taxes	2	83
Tax benefits from stock-based compensation	(3)	(67)
Excess tax benefits from stock-based compensation	—	(16)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(468)	381
Inventory	1,664	870
Prepaid expenses and other current assets	(1,552)	(1,751)
Other assets	(1,004)	(8)
Accounts payable	(5,053)	(5,206)
Accrued and other current liabilities	(3,903)	(3,787)
Deferred revenue	1,240	2,565

Net cash used in operating activities	(6,543)	(5,379)

Cash Flows from Investing Activities:
Purchase of short-term investments	(1,743)	(3,986)
Proceeds from maturities of short-term investments	3,285	4,004
Purchase of property and equipment	(470)	(137)
Capitalization of software and website development costs	(829)	(334)
Proceeds from disposal of fixed assets	14	40

Net cash provided by (used in) investing activities	257	(413)

Cash Flows from Financing Activities:
Principal payments on capital lease obligations	(115)	(111)
Payments for deferred offering costs	(651)	—
Proceeds from exercise of common stock options	6	205
Excess tax benefits from stock-based compensation	—	16

Net cash provided by (used in) financing activities	(760)	110

Net Decrease in Cash and Cash Equivalents	(7,046)	(5,682)
Cash And Cash Equivalents — Beginning of period	27,900	19,276

Cash And Cash Equivalents — End of period	$20,854	$13,594

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$50	$49
Income taxes paid during the period	$1,822	$1,775
Noncash Investing and Financing Activities:
Accrued purchases of property and equipment	$36	$121
Deferred offering costs not yet paid	$1,599	$—

CafePress, Inc.

User Metrics Disclosure

	Three Months Ended March 31,
	2012	2011
User Metrics
Customers	700,019	557,309
year-over-year growth	26%	35%
Orders	839,020	665,088
year-over-year growth	26%	41%
Average Order Size	$48	$50
year-over-year growth	-3%	8%

CafePress Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Net income	$(544)	$(831)
Non-GAAP adjustments:
Interest and other (income) expense	43	33
Benefit from income taxes	(269)	(470)
Depreciation and amortization	1,434	1,526
Amortization of intangible assets	684	542
Acquisition-related costs	654	511
Stock-based compensation	830	530

Adjusted EBITDA*	$2,832	$1,841

*	Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, amortization of intangible assets, acquisition-related costs, stock-based compensation and impairment charges. Acquisition-related costs include performance-based compensation payments, any changes in the estimated fair value of performance-based contingent consideration payments which were initially recorded in connection with our acquisition of substantially all of the assets of L&S Retail Ventures, Inc., and third-party fees incurred as part of our acquisitions of L&S Retail Ventures, Inc. and LogoSportswear.com.

CafePress Inc.

Reconciliation of GAAP Operating Income to Non-GAAP Operating Income

(In thousands)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Loss from operations	$(770)	$(1,268)
Non-GAAP adjustments:
Amortization of intangible assets	684	542
Acquisition-related costs	654	511
Stock-based compensation	830	530

Non-GAAP operating income	$1,398	$315